EXHIBIT 31.4

CERTIFICATIONS

I, Edmond R. Coletta, certify that:

1. I have reviewed this Amendment No. 1 to Transition Report on Form 10-KT of Casella Waste Systems, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2015

By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)